Exhibit 99



Release Date:                                               Further Information:

IMMEDIATE RELEASE                                           David J. Bursic
April 26, 2005                                              President and CEO
                                                                  -or-
                                                            Pamela M. Tracy
                                                            Investor Relations
                                                            Phone: 412/364-1913


              WVS FINANCIAL CORP. ANNOUNCES QUARTERLY CASH DIVIDEND


     WVS Financial Corp. (NASDAQ: WVFC) announced today that its Board of Directors at their meeting on April 26, 2005 declared a regular $0.16 cash dividend on the common stock of the Company, payable on May 19, 2005 to the stockholders of record at the close of business on May 9, 2005.

     WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC insured savings bank which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania.


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